SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934



         Date of report (Date of earliest
         event reported):  November 26, 1996


                 THE CLOROX COMPANY
   (Exact Name of Registrant as Specified in Its Charter)


                      Delaware
     (State or Other Jurisdiction of Incorporation)



   1-07151                              31-0595760
(Commission File Number)            (I.R.S. Employer
                                    Identification No.)




   1221 Broadway,                          94612
Oakland, California
(Address of Principal                    (Zip Code)
 Executive Offices)




@@


                        510/271-7000
      (Registrant's Telephone Number, Including Area Code)




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Item 5.     Other Events.
On November 26, 1996, the registrant, Shield Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the registrant (the "Offeror"), and Armor
All Products Corporation, a Delaware corporation ("Armor All"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a tender offer (the "Offer") by the Offeror for any or all of the shares of Armor All's common stock (the "Shares"). Following the Offer and the Offeror's payment for the Shares tendered pursuant to the Offer, subject to certain conditions, the Merger Agreement provides for the merger of Armor All with and into the Offeror (the "Merger"), with Armor All as the surviving corporation. Under the terms of the Merger Agreement, Armor All stockholders who tender Shares will receive
$19.09 from Offeror for each Share tendered. Concurrently with the execution of the Merger Agreement on November 26, 1996, the registrant, the Offeror and McKesson Corporation, a stockholder of Armor All currently holding approximately
54% of the Shares ("McKesson"), entered into a stockholder agreement (the "Stockholder Agreement"), pursuant to which McKesson agreed to tender all Shares owned by it pursuant to the Offer and granted to the registrant an irrevocable proxy to vote McKesson's Shares in connection with any meeting of the stockholders of Armor All regarding the Merger or certain other matters. On December 2, 1996, the Offeror and the registrant filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule
14D-1 in connection with the Offeror's offer to purchase all of the Shares, which provides additional information regarding the Offer and the Merger and attaches the Merger Agreement and the Stockholder Agreement as exhibits thereto.


Item 7.     Financial Statements and Exhibits.

(c)     Exhibits
        --------

1.1 Form of press release of the registrant issued on November 26, 1996.


                     SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY



Date:  December 3, 1996     By: /s/ E. A. CUTTER
                                E.A. Cutter
                                Senior Vice President -
                                General Counsel and Secretary